As filed with the Securities and Exchange Commission on February 06, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________

Sony Kabushiki Kaisha

(Exact name of registrant as specified in its charter)

Sony Corporation

(Translation of Registrant’s name into English)

Japan	N/A
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
_______________

c/o 7-35, Kitashinagawa 6-chome

Shinagawa-ku

Tokyo 141-0001

Japan

(Address of principal executive offices)

The Tenth Series of Stock Acquisition Rights for

Shares of Common Stock of Sony Corporation
The Eleventh Series of Stock Acquisition Rights for

Shares of Common Stock of Sony Corporation

(Full title of the plans)

Sony Corporation of America

550 Madison Avenue, 33rd Floor

New York, New York 10022-3211

Attn.: Office of the General Counsel

212-833-4625

(Name, address and telephone number of agent for service)

Copy to:

Arthur H. Kohn, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

CALCULATION OF REGISTRATION FEE

No additional registration fee is due because no additional shares are being registered.

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Explanatory Note

This Post-Effective Amendment No.1 to Registration Statement No. 333-129808 is being filed in order to replace page 7 of Exhibit 4.2 with the attached Exhibit 99.1. The contents of Registration Statement No. 333-129808 (including all exhibits thereto) are hereby incorporated by reference.

Item 8. Exhibits

The exhibit schedule to be filed or included as part of this Post-Effective Amendment No. 1 is as follows:

99.1	Amendment to Exhibit 4.2 to Registrant’s Registration Statement on Form S-8 (No. 333-129808) incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Sony Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 30th day of January, 2006.

SONY CORPORATION

By:   /s/ Mary Jo Green

Mary Jo Green

Authorized U.S. Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on the 30th day of January, 2006.

Name	Title
*	Sony Corporation Chairman and Chief Executive Officer, Representative Corporate Executive Officer, Member of the Board
Sir Howard Stringer
*	President of Sony Corporation and Electronics Chief Executive Officer, Representative Corporate Executive Officer, Member of the Board
Ryoji Chubachi
*	Executive Deputy President, President of TV Business Group, Representative Corporate Executive Officer and Member of the Board
Katsumi Ihara

*	Executive Vice President and Chief Financial Officer (Principal Officer and Controller)
Nobuyuki Oneda

*	Member of the Board
Akishige Okada

Chairman of the Board

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Yotaro Kobayashi

Vice Chairman of the Board
Hirobumi Kawano

*	Member of the Board
Sakie T. Fukushima

Member of the Board
Yoshihiko Miyauchi

*	Member of the Board
Yoshiaki Yamauchi

Member of the Board
Sir Peter Bonfield

*	Member of the Board
Fueo Sumita

*	Member of the Board
Göran Lindahl

Authorized U.S. Representative
Mary Jo Green

*Executed by attorney-in-fact pursuant to power of attorney granted October 26, 2005.

By:   /s/ Mary Jo Green

Mary Jo Green

Authorized U.S. Representative

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EXHIBIT INDEX

Exhibit No.	Description	Method of Filing	Sequentially Numbered Page Location
99.1	Amendment to Exhibit 4.2	Filed herewith

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